 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2022

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way
Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (609) 474-6455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.
On September 6, 2022, IVERIC bio, Inc. (the “Company”) issued a press release announcing the top-line results of GATHER2, its Phase 3 clinical trial of Zimura® (avacincaptad pegol), the Company’s complement protein C5 inhibitor, in patients with geographic atrophy ("GA"). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is providing the following additional and supportive data for the GATHER2 trial:
Baseline Characteristics
    The Company collected baseline characteristics for all patients participating in the GATHER2 trial, which are presented below for each treatment group. These baseline characteristics include the ITT, or intent-to-treat, population, which includes all patients who were randomized in the trial and who received at least one dose of study drug in the relevant treatment group. For patients within each treatment group, where a numerical measurement was collected, the Company calculated the mean and standard deviation ("SD") for each measurement. SD is a statistical measure of the variability of a particular measurement within a patient population. Generally, two-thirds of all patients fall within approximately one SD, plus or minus, of the mean for any particular measurement. Based on these data, the Company believes that the baseline characteristics were generally balanced across the treatment groups.

Treatment Group
Baseline Characteristic	Zimura 2 mg (N = 225)	Sham (N = 222)
Mean age, years (SD)	76.3 (8.6)	76.7 (8.8)
Female gender, number (%)	154 (68.4%)	156 (70.3%)
Active smokers, number (%)	106 (47.1%)	107 (48.2%)
Caucasian race, number (%)	182 (80.9%)	186 (83.8%)
Iris color, number (%):
Light	93 (41.3%)	109 (49.1%)
Medium	96 (42.7%)	79 (35.6%)
Dark	36 (16.0%)	34 (15.3%)
Mean intraocular pressure, mmHg (SD)	15.2 (2.5)	14.9 (2.6)
Non-subfoveal GA, number (%)	225 (100%)	222 (100%)
Multifocal GA, number (%)	178 (79.1%)	178 (80.2%)
GA size of greater than or equal to 4 disc areas, number (%)	54 (24.0%)	64 (28.8%)
Mean GA area, mm2 (SD)	7.48 (4.01)	7.81 (3.89)
Mean Sq. Root of GA area, mm (SD)	2.641 (0.714)	2.707 (0.696)
Bilateral GA, number (%)	212 (94.0%)	210 (95.0%)
Mean BCVA, ETDRS letters (SD)	70.9 (8.9)	71.6 (9.4)
Mean LL BCVA, ETDRS letters (SD)	41.0 (19.7)	39.6 (19.6)
Patients with Hyperautofluorscence - Banded/Diffuse, number (%)	217 (96.4%)	218 (98.2%)
Height, cm (SD)	164.6 (10.6)	164.0 (9.4)
Weight, kg (SD)	75.9 (18.3)	75.0 (15.8)

Additional Safety Data

As the Company disclosed in its press release, in GATHER2, there were no events of endophthalmitis, no intraocular inflammation events, and no ischemic optic neuropathy events through month 12. The most frequently reported ocular adverse events were related to the injection procedure. The numbers below are based on investigator-reported adverse events occurring up through the month 12 time point for all patients.
The number of patients having treatment emergent adverse events ("TEAEs") organized by MedDRA system organ class, a standard method of reporting adverse events, for which there are two percent or greater of such TEAE among the patients in any treatment group, are set forth in the table below:

Patients with TEAEs in any Organ Class for which TEAE Comprises 2% or Greater of Patients in any Treatment Group

Treatment Group
Organ Class	Zimura 2 mg (N = 225)	Sham (N = 222)
Blood and lymphatic system disorders	4 (1.8%)	5 (2.3%)
Cardiac disorders	22 (9.8%)	16 (7.2%)
Ear and labyrinth disorders	1 (0.4%)	5 (2.3%)
Eye disorders	110 (48.9%)	84 (37.8%)
Gastrointestinal disorders	16 (7.1%)	13 (5.9%)
General disorders and administration site conditions	7 (3.1%)	10 (4.5%)
Infections and infestations	59 (26.2%)	58 (26.1%)
Injury, poisoning and procedural complications	36 (16.0%)	32 (14.4%)
Investigations	31 (13.8%)	10 (4.5%)
Metabolism and nutrition disorders	9 (4.0%)	8 (3.6%)
Musculoskeletal and connective tissue disorders	22 (9.8%)	24 (10.8%)
Benign, malignant and unspecified neoplasms (including cysts and polyps)	9 (4.0%)	16 (7.2%)
Nervous system disorders	14 (6.2%)	28 (12.6%)
Psychiatric disorders	6 (2.7%)	4 (1.8%)
Renal and urinary disorders	10 (4.4%)	5 (2.3%)
Respiratory, thoracic and mediastinal disorders	10 (4.4%)	8 (3.6%)
Skin and subcutaneous tissue disorders	8 (3.6%)	10 (4.5%)
Vascular disorders	14 (6.2%)	13 (5.9%)

    The number of patients having ocular TEAEs in the study eye for which there are two percent or greater of such TEAE among the patients in any treatment group, are set forth in the table below:
Ocular TEAEs in any Organ Class in Study Eyes for which TEAE Comprises 2% or Greater of Patients in any Treatment Group

Treatment Group
Organ Class	Zimura 2 mg (N = 225)	Sham (N = 222)
Eye disorders	104 (46.2%)	80 (36.0%)
Infections and infestations	3 (1.3%)	5 (2.3%)
Injury, poisoning and procedural complications	5 (2.2%)	1 (0.5%)
Investigations	21 (9.3%)	2 (0.9%)

Discontinuation Rate At 12 Months
    The number of patients who withdrew or otherwise discontinued from the GATHER2 trial during the first 12 months was 25 (11.1%) in the Zimura 2 mg group and 17 (7.7% ) in the sham control group.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

99.1 Press Release dated September 6, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: September 6, 2022	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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